UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 18, 2008
Diebold, Incorporated
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O. Box 3077,
North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed by Diebold, Incorporated (the “Company”) in its press release dated March 3, 2008 and its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on March 3, 2008, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) in a timely manner because of the previously disclosed review of accounting items by the Company and the pending restatement of its financial statements for the fiscal years ended December 31, 2006, 2005, 2004 and 2003; the quarterly data in each of the quarters for the years ended December 31, 2006 and 2005; and the quarter ended March 31, 2007.
On March 18, 2008, the Company received a letter from the New York Stock Exchange Regulation, Inc. (the “NYSE”) informing the Company that, as a result of its failure to timely file its 2007 Form 10-K, it is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. Section 802.01E provides, among other things, that the NYSE will closely monitor the status of the Company’s 2007 Form 10-K filing and related public disclosures for up to a six-month period from its due date. If the Company has not filed its 2007 Form 10-K within six months of the filing due date, the NYSE will determine, in its sole discretion, whether the Company should be given up to an additional six months to file its 2007 Form 10-K. The letter also notes that regardless of these procedures, the NYSE may commence delisting proceedings at any time during any period that is available to complete the filing, if the circumstances warrant. The Company is working to complete the review and file the 2007 Form 10-K as soon as possible.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2008

DIEBOLD, INCORPORATED
By	/s/ Kevin J. Krakora
	Name:	Kevin J. Krakora
	Title:	Executive Vice President and
Chief Financial Officer